EXHIBIT 10.(iv)(A)(iii)



           AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
               MONTGOMERY WARD & CO., INCORPORATED
                      STOCK OWNERSHIP PLAN


          This Amendment No. 1 to the amended and restated
Montgomery Ward & Co., Incorporated Stock Ownership Plan (the
"Plan") is made as of the 20th day of October, 1994.

          WHEREAS, MONTGOMERY HOLDING CORP., a Delaware corporation, (the "Company") has previously amended and restated the Plan; and

          WHEREAS, pursuant to Section 16 of the Plan the Company has reserved the right to amend the Plan; and

          WHEREAS, the Company desires to amend the Plan.

          NOW, THEREFORE, the Plan is hereby amended in the following manner:

               1. The second sentence of Section 1 is deleted in its entirety and the following is inserted in lieu thereof: "The purpose of the Associate Plan of the Program is to attract and retain outstanding individuals as associates, advisors and consultants of Montgomery Ward Holding Corp. ("Company"), Montgomery Ward & Co., Incorporated ("Ward"), and their subsidiaries and affiliates (Company, Ward and their subsidiaries and affiliates, collectively or individually, "Ward Group"), excluding associates, advisors and consultants who are also directors of the Company, and to provide incentives for such associates, advisors and consultants to expand and improve the profits and achieve the objectives of the Ward Group by providing to such individuals opportunities to acquire shares of Class A Common Stock, Series 1 (par value $.01 per share) ("Series 1 Shares"), Class A Common Stock, Series 2 (par value $.01 per share) ("Series 2 Shares") and Class A Common Stock, Series 3 (par value $.01 per share) ("Series 3 Shares") of the Company (the Series 1 Shares, the Series 2 Shares and the Series 3 Shares being hereinafter collectively referred to as "Shares") and thereby provide such individuals with a greater proprietary interest in and closer identity with the Ward Group and its financial success."

               2. The first sentence of Section 7 is deleted in its entirety and the following is inserted in lieu thereof: "The total number of Shares allocated to this Program and available to designated Participants under this Program is One Million (1,000,000) Series 1 Shares, Five Million Four Hundred Twelve Thousand (5,412,000) Series 2 Shares and Two Million (2,000,000) Series 3 Shares, except as such numbers of Shares shall be adjusted in accordance with the provisions of Section 11."

               3. The following sentence is inserted as the first sentence of Section 12: "Notwithstanding anything herein to the contrary, no Awards, Purchase Rights or Options shall be granted to any person who is not an associate of the Company or of one of its direct or indirect subsidiaries unless the applicable Committee, by resolution, determines that such grant of an Award, Purchase Right or Option would not be contrary to the securities laws of any applicable jurisdictions at the time of such grant."